EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on or about February 25, 2005 pertaining to the 2003 Stock Incentive Plan and the 2003 Employee Stock Purchase Plan, of Provide Commerce, Inc. of our report dated August 5, 2004 with respect to the consolidated financial statements of Provide Commerce, Inc. Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2004 filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

San Diego, California

February 25, 2005